EXHIBIT 99.77K



                CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On December 2, 1996, the Board of Directors of Concorde Funds, Inc. (the "Company") approved the engagement of Kinder & Wyman, P.C. as the auditors of the Company for the fiscal year ending September 30, 1997. Kinder & Wyman, P.C. replaces the firm of KPMG Peat Marwick LLP ("KPMG"), who was dismissed as auditors of the Company effective May 13, 1997.

        The reports of KPMG on the Company's financial statements for the fiscal years ended September 30, 1996 and 1995 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the preparation for the audit of the Company's financial statements for the fiscal years ended September 30, 1996 and 1995, and the subsequent interim period ended May 13, 1997, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in connection with their report.

        Attached hereto is a copy of the letter from KPMG addressed to the Securities and Exchange Commission stating whether KPMG agrees with the above statements.


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                        [KPMG PEAT MARWICK LLP LETTERHEAD]



May 29, 1997




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Concorde Funds, Inc., and under the date of November 4, 1996, we reported on the financial statements of Concorde Value Fund, Inc. as of September 30, 1996 and for each of the years in the two-year period ended September 30, 1996 and the financial statements of Concorde Income Fund, Inc. as of September 30, 1996 and for the period January 22, 1996 (inception) through September 30, 1996. On May 13, 1997 our appointment as principal accountants was terminated. We have read Concorde Funds, Inc.'s statements included under item 77K of its NSAR-A dated May 29, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with Concorde Funds, Inc.'s statement that the Board of Directors approved the engagement of Kinder & Wyman, P.C.

                                        Very truly yours,


                                        /s/ KPMG Peat Marwick LLP